Exhibit 3.6

CERTIFICATE OF MERGER OF BOH HOLDINGS, INC. with and into INDEPENDENT BANK GROUP, INC.

Pursuant to the provisions of Chapter 10 of the Texas Business Organizations Code (the “TBOC”) Independent Bank Group, Inc. (“IBG”) and BOH Holdings, Inc. (“BOHI”) (together with IBG, the “Merging Parties”) certify the following certificate of merger was adopted for the purpose of effecting a merger in accordance with Chapter 10 of the TBOC (the “Merger”).

1. Parties to the Merger. The name, organizational form, state of incorporation, and secretary of state file number of each corporation that is a party to the Merger are as follows:

Name of Merging Party	Entity Type	State of Organization	Texas SOS Filing Number	Surviving Entity
Independent Bank Group, Inc.	For profit corporation	Texas	800125042	Yes
BOH Holdings, Inc.	For profit corporation	Texas	801004423	No

2. Plan of Merger. An Agreement and Plan of Reorganization (the “Agreement”) was approved and adopted in accordance with Chapter 10 of the TBOC providing for the combination of IBG and BOHI and resulting in IBG being the surviving entity in the Merger, An executed copy of the Agreement is on file at the principal place of business of IBG, at 1600 Redbud Blvd., Suite 400, McKinney, Texas 75069, and a copy of the Agreement will be furnished by such entity, on written request and without cost, to any shareholder of each domestic corporation that is a party to the Agreement and to any creditor or obligee of the parties to the Merger at the time of the Merger if such obligations are then outstanding.

3. Amendments. In accordance with the Agreement, from and after the date hereof, the Certificate of Formation and Bylaws of IBG shall continue in effect as the Certificate of Formation and the Bylaws of the surviving entity until amended in accordance with applicable law. No amendments to the Certificate of Formation will be effected by the Merger.

4. Organizations Created by Merger. No new domestic corporation or other entity will be created pursuant to the Agreement.

5. Approval of the Agreement. The Agreement and the performance of its terms were duly authorized by all action required by the laws under which each corporation was incorporated and by each corporation’s constituent documents.

6. Tax Certificate. IBG, as the surviving corporation, will be responsible for and obligated to pay all fees and franchise taxes of each Merging Party,

7. Effectiveness of Filing. The Merger shall become effective as of 3:00 p.m., Texas time, April 15, 2014, in accordance with the provisions of the TBOC.

[Signature Page to Follow]

Execution

The undersigned sign this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certify that the statements contained herein are true and correct, and that the persons signing are authorized under the provisions of the TBOC, or other law applicable to and governing the merging entity, to execute the filing instrument.

Date: Effective as of April 15, 2014

INDEPENDENT BANK GROUP, INC.		BOH HOLDINGS, INC.

By:		By:

	David R. Brooks		James D, Stein
	Chairman of the Board and CEO		President and CEO

Signature Page to Certificate of Merger

Execution

The undersigned sign this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certify that the statements contained herein are true and correct, and that the persons signing are authorized under the provisions of the TBOC, or other law applicable to and governing the merging entity, to execute the filing instrument.

Date: Effective as of April 15, 2014

INDEPENDENT BANK GROUP, INC.		BOH HOLDINGS, INC.

By:		By:

	David R. Brooks		James D. Stein
	Chairman of the Board and CEO		President and CEO

Signature Page to Certificate of Merger

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